Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

April 18, 2017

Contact:

Scott Hamilton

Public & Investor Relations

(303) 214 - 5563

scott.hamilton@hartehanks.com

Harte Hanks announces initiatives to enhance

strategic position and financial flexibility

Plans to Sell 3Q Digital

Raises new $20 million revolving line of credit

Expands cost containment programs

San Antonio, Texas — Harte Hanks (NYSE: HHS), a leader in customer relationships, experiences and interaction-led marketing announced initiatives to enhance the company’s strategic position and increase its financial flexibility.  The Company believes these initiatives will further focus the Company on its core business of providing data driven customer engagement marketing services to brands and give the Company the opportunity to invest in strategies that will strengthen that core.

As Harte Hanks builds out its partnership model, it has determined that it can leverage a partner model for digital marketing services as part of a client’s data driven omni-channel marketing strategy and plans to sell its 3Q Digital subsidiary.

“We believe 3Q Digital is a highly attractive asset and its sale will unlock its maximum value for our stockholders.  We intend to continue to partner with them in the same way we have with Wipro, Opera Solutions and Usermind, providing our clients with a best-in-class marketing ecosystem,” stated Karen Puckett, Harte Hanks President and CEO.  “We believe a focused partnership model will enhance operating leverage and provide a more robust, state-of-the-art marketing ecosystem and deliver more comprehensive solutions.”

Harte Hanks has secured a two-year $20 million credit facility from Texas Capital Bank. The company intends to use the credit facility for working capital and general corporate purposes.  The credit facility is being guaranteed by certain members of the Shelton family, descendants of one of the company’s founders, who in aggregate own approximately five percent of the company’s stock.

“We are pleased to work with Texas Capital Bank to put this facility in place to give Harte Hanks additional financial flexibility as we continue to transition our business and move toward growth,” stated Robert Munden, CFO and General Counsel.

In addition, the Company has identified $10 million of annualized corporate and operational costs it will take out of the business to increase focus, simplify operations and provide additional liquidity.

“The added liquidity provided by the combination of the 3Q sale, the credit facility and cost reductions will give Harte Hanks the financial flexibility we need to make the strategic investments to accelerate our transition,” Mr. Munden added. “These initiatives along with our recently announced Wipro, Opera Solutions and Usermind partnerships, position Harte Hanks as a leader in the marketing services and MarTech market.”

About Harte Hanks:

Harte Hanks is a global marketing services firm specializing in multi-channel marketing solutions that connect our clients with their customers in powerful ways.  Experts in defining, executing and optimizing the customer journey, Harte Hanks offers end-to-end marketing services including consulting, strategic assessment, data, analytics, digital, social, mobile, print, direct mail and contact center. From visionary thinking to tactical execution, Harte Hanks delivers smarter customer interactions for some of the world’s leading brands. Harte Hanks’ 5,000+ employees are located in North America, Asia-Pacific and Europe. For more information, visit Harte Hanks at www.hartehanks.com, call 800-456-9748, email us at pr@hartehanks.com.  Follow us on Twitter @hartehanks or Facebook at https://www.facebook.com/HarteHanks.

As used herein, “Harte Hanks” refers to Harte Hanks, Inc.  and/or its applicable operating subsidiaries, as the context may require.  Harte Hanks’ logo and name are trademarks of Harte Hanks.

Note Regarding Forward-looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions based on expectations and projections about future events, and are not statements of historical fact. You can identify forward-looking statements by the use of forward-looking terminology such as “plan”, “continue”, “expect”, “anticipate”, “intend”, “predict”, “project”, “estimate”, “likely”, “believe”, “might”, “seek”, “may”, “remain”, “potential”, “can”, “should”, “could”, “future” and similar expressions, or the negative of those expressions. These forward-looking statements include the Company’s beliefs or expectations relating to the ability to identify and close any strategic transaction, the impact of these initiatives on our liquidity, the ability to reduce costs and the expected timing of its earnings release. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include the impact of the announcement of the Company’s consideration of divestitures, as well as any strategic transaction that is pursued, on our business, including our financial and operating results, and our employees, suppliers and commercial partners. All forward-looking statements are based on information available to the Company as of the date of this press release, and the Company assumes no obligation to update such statements.